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Exhibit 99(a)(1)(F)

OFFER TO PURCHASE FOR CASH
ALL OF THE OUTSTANDING ORDINARY SHARES INCLUDING
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF

ADVANCED ACCELERATOR APPLICATIONS S.A.
PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 7, 2017
BY

NOVARTIS GROUPE FRANCE S.A.
A DIRECT AND INDIRECT WHOLLY-OWNED SUBSIDIARY
OF

NOVARTIS AG

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON JANUARY 19, 2018 (WHICH IS THE END OF THE DAY ON JANUARY 19, 2018),
UNLESS THE OFFER IS EXTENDED.

December 7, 2017

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been engaged by Novartis Groupe France S.A., a société anonyme organized under the laws of France ("Purchaser") and a direct and indirect wholly-owned subsidiary of Novartis AG, a company organized under the laws of Switzerland ("Parent"), to act as information agent (the "Information Agent") in connection with the offer by Purchaser to purchase all of the outstanding ordinary shares, nominal value €0.10 per share (each, an "Ordinary Share," and collectively, the "Ordinary Shares"), including Ordinary Shares represented by American Depositary Shares (each of which represents two Ordinary Shares) (each, an "ADS," and collectively, the "ADSs") of Advanced Accelerator Applications S.A., a société anonyme organized under the laws of France ("AAA"), for U.S. $41.00 per Ordinary Share and U.S. $82.00 per ADS, in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 7, 2017 (together with any amendments or supplements thereto, the "Offer to Purchase") and American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the "ADS Letter of Transmittal," and together with the Offer to Purchase, the Ordinary Share Acceptance Form and other related materials, as each may be amended or supplemented from time to time, the "Offer").

        YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 19, 2018 (WHICH IS THE END OF THE DAY ON JANUARY 19, 2018), UNLESS THE OFFER IS EXTENDED.

        Please furnish copies of the following enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your securities intermediary:

        1.     The Offer to Purchase, dated as of December 7, 2017;

        2.     A printed copy of a letter to clients for whose accounts you hold ADSs registered in your name or in the name of your securities intermediary, with space provided for obtaining such clients' instructions with regard to the Offer;

        3.     The ADS Letter of Transmittal (for informational purposes only) with enclosed Internal Revenue Service ("IRS") Form W-9;

        4.     A Notice of Guaranteed Delivery, to be used by ADSs holders to accept the Offer if the procedures set forth in the Offer to Purchase to tender ADSs cannot be completed prior to 12:00 midnight, New York City time, on the Expiration Date (as defined below);

        5.     AAA's Solicitation/Recommendation Statement on Schedule 14D-9; and

        6.     A return envelope.

        Your attention is directed to the following:

        1.     The Offer commenced on December 7, 2017 and will expire at 12:00 midnight, New York City time, on January 19, 2018 (which is the end of the day of January 19, 2018), unless the Offer is extended (the latest time and date at which the Offer will expire, the "Expiration Date").

        2.     The Offer is being made for all Ordinary Shares, including Ordinary Shares represented by ADSs.

        3.     The Offer is subject to the satisfaction or waiver of various conditions as described in the section "The Tender Offer—Conditions of the Offer" of the Offer to Purchase.

        4.     Purchaser will not pay any fees or commissions to any broker, dealer or person (other than certain parties as described in the section "The Tender Offer—Fees and Expenses" of the Offer to Purchase) for soliciting tenders of ADSs pursuant to the Offer. Banks, brokers, dealers and other nominees may, upon request, be reimbursed by Purchaser for customary mailing, handling and out of pocket expenses incurred by them in forwarding materials relating to the Offer to their customers.

        5.     Under no circumstances will Purchaser pay interest on the consideration paid for ADSs pursuant to the Offer, regardless of any delay in making such payment (see "The Tender Offer—Terms of the Offer—Consideration and Payment" of the Offer to Purchase).

        6.     If a holder of ADSs that is a U.S. person for U.S. federal income tax purposes does not provide a properly completed IRS Form W-9 that is signed under penalties of perjury, and which includes the holder's correct Taxpayer Identification Number (which generally is the holder's social security or federal employer identification number), or does not otherwise establish an exemption, such holder may be subject to required backup U.S. federal income tax withholding (currently at a rate of 28%) of the gross proceeds payable to such holder in exchange for its ADSs. A copy of IRS Form W-9 is included with the ADS Letter of Transmittal. A tendering holder of ADSs that is not a U.S. person may establish such holder's exemption from backup withholding by submitting to the applicable withholding agent a properly completed IRS Form W-8, signed under penalties of perjury, which The Bank of New York Mellon (the "ADS Tender Agent") will provide upon request and which may be obtained from the IRS on its Internet website: www.irs.gov (see "The Tender Offer—Procedures for Tendering into the Offer—Backup United States Federal Income Tax Withholding" of the Offer to Purchase).

        7.     To validly tender ADSs, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the ADS Tender Agent at one of its addresses set forth at the end of the Offer to Purchase as soon as possible and in any event before 12:00 midnight, New York City time, on the Expiration Date.

          a.     In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs into the Offer, the ADSs must be tendered by a securities intermediary of the ADS holder before 12:00 midnight, New York City time, on the Expiration Date. Further, before 12:00 midnight, New York City time, on the Expiration Date, the ADS Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into its account at The Depository Trust Company and (ii) an Agent's Message (as defined in the section "The Tender Offer—Procedures for Tendering into the Offer" of the Offer to Purchase).

          b.     Holders of ADSs that cannot deliver such ADSs and all other required documents to the ADS Tender Agent before 12:00 midnight, New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures as described in the section "The Tender Offer—Procedures for Tendering into the Offer—Guaranteed Delivery Procedures" of the Offer to Purchase.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, PURCHASER, THE INFORMATION AGENT, THE ADS DEPOSITARY, THE ADS TENDER AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

        You may request additional information or copies of the Offer to Purchase and ADS Letter of Transmittal from us as Information Agent at our address and telephone numbers set forth below.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, New York 10022

Holders may call toll-free:
1 (888) 750-5834 (from the U.S. and Canada)
 From outside the U.S. and Canada,
please call Lake Isle M&A Incorporated
(a wholly-owned subsidiary of Innisfree M&A Incorporated):
+44-20-7710-9960
 Banks and Brokers may call collect:
(212) 750-5833
 Email (for material requests only):
info@innisfreema.com

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  Exhibit 99(a)(1)(F)